Exhibit 5.1

September 19, 2012

LifeLock, Inc.

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

As legal counsel to LifeLock, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-1, Registration No. 333-183598 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 18,055,000 (the “Shares”) of the Company’s common stock, par value $0.001, which includes up to 15,500,000 shares to be sold by the Company, up to 200,000 shares to be sold by the selling stockholders, and up to 2,355,000 shares that may be sold by the Company pursuant to the exercise of an over-allotment option granted to the underwriters. The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.     The Sixth Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on March 14, 2012;

B.     The Amended and Restated Bylaws of the Company, as currently in effect;

C.     The Company’s Seventh Amended and Restated Certificate of Incorporation (the “Restated Certificate”), filed as Exhibit 3.2 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), filed as Exhibit 3.4 to the Registration Statement, each of which will be in effect upon the closing of the offering contemplated by the Registration Statement;

D.     The Registration Statement;

E.     Action by Unanimous Consent in Writing in Lieu of a Special Meeting of the Board of Directors of the Company, dated as of August 28, 2012, relating to the approval of the filing of the Registration Statement and the transactions in connection therewith; and

F.      Action by Unanimous Consent in Writing in Lieu of a Special Meeting of the Board of Directors of the Company, dated as of September 17, 2012, relating to the approval of various actions in connection with the Company’s initial public offering.

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through F above, it is our opinion that (A) the portion of the Shares to be sold by the Company have been duly authorized by all necessary corporate action, and will be validly issued, fully paid, and nonassessable, when (i) the Registration

GREENBERG TRAURIG, LLP ¡ ATTORNEYS AT LAW ¡ WWW.GTLAW.COM

2375 East Camelback Road, Suite 700 ¡ Phoenix, Arizona 85016 ¡ Tel 602.445.8000 ¡ Fax 602.445.8100

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BERLIN*

BOSTON

BRUSSELS*

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MIAMI

MILAN*

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME*

SACRAMENTO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TOKYO*

TYSONS CORNER

WASHINGTON, D.C.

ZURICH

*   STRATEGIC ALLIANCE

Statement as then amended shall have been declared effective by the Commission, (ii) the Underwriting Agreement described in the Registration Statement shall have been duly executed and delivered, (iii) the Restated Certificate shall have been filed with the Secretary of State of the State of Delaware, and (iv) the Shares have been duly executed, authenticated, delivered, paid for, and sold by the Company as described in the Registration Statement and in accordance with the provisions of the Underwriting Agreement; and (B) the portion of the Shares to be sold by the selling stockholders pursuant to the Registration Statement have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid, and nonassessable.

We render this opinion with respect to, and express no opinion herein concerning the application or effect of the law of any jurisdiction other than, the existing laws of the United States of America, and of the Delaware General Corporation Law, the Delaware Constitution, and reported judicial decisions relating thereto.

We hereby expressly consent to any reference to our firm in the Registration Statement and in any registration statement filed pursuant to Rule 462(b) under the Securities Act for this same offering, inclusion of this Opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this Opinion with any other appropriate governmental agency.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP